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                                                                    Exhibit 10.8

                          Aspect Medical Systems, Inc.
has requested that the market portions of this agreement be granted confidential treatment pursuant to Rule 406 under the Securities Act of 1933, as amended.

HEWLETT-PACKARD GMBH
Medical Products Group
Herrenberger Strasse 110 - 140
D-71034 Boeblingen
Germany

August 27, 1999

Mr J. Breckenridge Eagle
Chairman
Aspect Medical Systems, Inc.
2 Vision Drive
Natick, MA 01760-2059
USA


Dear Breck,

As we discussed on Friday, the following is confirmation of our willingness to allow Aspect to set the expectation that customers purchasing the stand-alone A2000 monitor in North America will be able to purchase an exchange to the HP BIS module solution, once it becomes available, at an incremental price of [**]. This interim program is designed to bridge-the-gap until such time that Aspect and HP are able to announce and implement the joint co-marketing program, as defined under our overall agreement. The following conditions need to apply:

1. Orders for this exchange will only be taken once the module is released in North America;

2. Customers need to be made aware that there may be some additional costs for upgrading their existing Viridia CMS and Viridia 24/26 monitors in order to be compatible with the BIS module;

3. Customers ordering this exchange will do so directly from Aspect and Aspect will be responsible for delivering and installing the modules at the customer's site (some basic "knobology" training will need to be provided to the Aspect salesforce by HP's North American operation);

4. Aspect will supply HP with a complete list of all customers (name, address and date of installation) who take advantage of this exchange;

5. These exchange modules can only be offered to customers who purchased an A2000 monitor between the effective date of our agreement and the introduction of the joint co-marketing agreement in North America (a copy of the customer's original purchase order will be required at the time of ordering the modules);

6. HP will supply Aspect with up to a maximum of [**] BIS module systems for this purpose, at a price of [**] each (assumes that all customer ordering, delivery and installation is performed by Aspect, as outlined above). Warranty and after-sales servicing responsibility will remain with HP;

7. Aspect will offer HP the special transfer price of [**] for the HP BIS module kits required to cover module systems sold as part of this program.

I think you'll agree that this compromise solution will help to allay any risk of a customer postponing his decision to purchase BIS technology.

With best regards

/s/ Steve Bebb
--------------------------
Steve Bebb
Market Development Manager